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                                  EXHIBIT 3.1           FEDERAL IDENTIFICATION
                                  -----------           NO. 04-3305282



                       THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OR ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


We, Glenn D. Bolduc                                            , *President

and John J. Hassett                                            , *Clerk

of VIALOG CORPORATION                                          ,
                          (Exact name of corporation)

located at 46 Manning Road, Billerica, MA 01821                ,
                 (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on February 27, 1997 by a vote of the directors.


                                   ARTICLE I
                        The name of the corporation is:

                               VIALOG CORPORATION


                                   ARTICLE II
     The purpose of the corporation is to engage in the following business activities:

     For the purpose of acquiring existing other businesses.

     In general to carry on any lawful business whatsoever in connection with the foregoing and which is calculated directly or indirectly to promote the interest of the corporation or enhance the value of its property.

     To engage in any business or other activity which a corporation organized under Massachusetts General Laws, Chapter 156B, may lawfully carry on, whether or not related to those activities referred to in the preceding paragraphs.

*Delete the inapplicable words.    **Delete the inapplicable clause.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.
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                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

            WITHOUT PAR VALUE                                               WITH PAR VALUE
       TYPE               NUMBER OF SHARES            TYPE       NUMBER OF SHARES       PAR VALUE
Common:                                           Common:               30,000,000               $.01

Preferred:                                        Preferred:            10,000,000               $.01


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

      I.  PROVISIONS GENERALLY APPLICABLE TO PREFERRED SHARES
      The description of the Preferred Stock is as follows:

      1. CERTIFICATE OF DESIGNATION. The Board of Directors is authorized, subject to limitations described by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of the Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more shares of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

      2. AUTHORITY OF THE BOARD. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

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      (a) the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

      (b) whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      (c) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

      (d) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

      (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

      (f) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

      (g) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the Corporation into or with any other Corporation, or the merger of any other corporation into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

      (h) whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

      (i) any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

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      II.  PROVISIONS APPLICABLE TO COMMON SHARES

      1. NO PREFERENCE. None of the Common Shares shall be entitled to any preference, and each Common Share shall be equal to every other such share in every respect. Each Common Share shall be entitled to one vote.

      2. LIQUIDATION RIGHTS. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities of the Company and any preferential liquidation rights of any Preferred Stock then outstanding.

      3. DIVIDEND RIGHTS. Subject to the provisions with respect to the Preferred Shares, and not otherwise, such dividends, payable in cash, shares or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Shares from time to time out of any funds lawfully available therefor, and except as specified by the Board of Directors, the Preferred Shares shall not be entitled to participate, as such, in any such dividend.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None


                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

A.   INDEMNIFICATION

     The Corporation will indemnify directors, officers, employees and other agents, present or former, of the Corporation and persons who serve at its request as directors, officers, employees or agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent and as provided in the By-Laws.

B.   STOCKHOLDERS' MEETINGS

     Meetings of stockholders of this Corporation may be held anywhere in the United States.

C.   AMENDMENT OF BY-LAWS

     The By-Laws may provide that the Board of Directors, as well as the stockholders, may make, amend or repeal the By-Laws of this Corporation, except with respect to any provision thereof which by law, by these Articles or by the By-Laws, requires action by the stockholders.

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Any By-Law adopted by the Board of Directors may be amended or repealed by the stockholders.

D.   ACTING AS A PARTNER

     This Corporation may be a partner or joint venturer in any business enterprise which it would have power to conduct by itself.

E.   INTERESTED TRANSACTIONS

     The directors will have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any Interest (as defined below). In the absence of fraud, any director, officer or stockholder of this Corporation individually, or any individual having any Interest in any Concern (as defined below) in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this Corporation, and

     (1) such contract, transactions or act shall not be in any way invalidated or otherwise affected by that fact;

     (2) no such director, officer, stockholder or individual shall be liable to account to this Corporation for any profit or benefit realized through any such contract, transaction or act; and

     (3) any such director of this Corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same.

For purposes of this Article, the term "Interest" will mean personal interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any Concern; and the term "Concern" will mean any corporation, association, trust, partnership, firm, person or other entity other than this Corporation.

F.   LIMITATION OF LIABILITY OF DIRECTORS

     No director of this Corporation will be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, that the foregoing will not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this Article will adversely affect the rights and protection

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afforded to a director of this Corporation under this Article for acts or omissions which occurred while this Article was in effect.

G.   TERM OF OFFICE FOR THE BOARD OF DIRECTORS

     The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each consisting of one-third, or as equal in number as possible, of the whole number of the Board of Directors, and all Directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the Board of Directors following adoption of these Restated Articles, Directors of the first class ("Class I Directors") shall be elected for a term of one year; Directors of the Second Class ("Class II Directors") shall be elected for a term of two years; Directors of the Third Class ("Class III Directors") shall be elected for a term of three years. At each annual meeting thereafter, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

*If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

                     46 Manning Road, Billerica, MA  01821

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME               RESIDENTIAL ADDRESS              POST OFFICE ADDRESS
President:     Glenn D. Bolduc          7 Springvale Street              7 Springvale Street
                                        Hollis, NH  03049                Hollis, NH  03049
Treasurer:     John J. Dion             41 Cypress Street                41 Cypress Street
                                        Newton, MA  02159                Newton, MA  02159
Clerk:         John J. Hassett          8 Harbor View                    8 Harbor View
                                        Marblehead, MA  01945            Marblehead, MA  01945

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
Directors:     John J. Hassett          8 Harbor View                    Same as above
                                        Marblehead, MA  01945
               Glenn D. Bolduc          7 Springvale Street              7 Springvale Street
                                        Hollis, NH  03049                Hollis, NH  03049
               Thomas Carroll           96 Village Street                96 Village Street
                                        Marblehead, MA  01945            Marblehead, MA  01945

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

                                   December

d. The name and business address of the resident agent, if any, of the corporation is:

                                      N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

                                      None

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of February, 1997,


      /s/
Glenn D. Bolduc                                              , *President


      /s/
John J. Hassett                                              , *Clerk

*Delete the inapplicable words.    **If there are no amendments, state `None'.

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

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 27th day of February, 1997.

Effective Date:
               ----------------------------------------------

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                         TO BE FILED IN BY CORPORATION
                     Photocopy of document to be sent to:

                             David L. Lougee, Esq.
                   Mirick, O'Connell, DeMallie & Lougee, LLP
                  1700 Bank of Boston Tower, 100 Front Street
                           Worcester, MA 01608-1477
                          Telephone:  (508) 799-0541

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